CHINACACHE INTERNATIONAL HOLDINGS LTD.

(a Cayman Islands corporation)

5,500,980 American Depositary Shares

Representing

88,015,680 Ordinary Shares

UNDERWRITING AGREEMENT

Dated:  [•], 2010

CHINACACHE INTERNATIONAL HOLDINGS LTD.

(a Cayman Islands corporation)

5,500,980 American Depositary Shares

Representing

88,015,680 Ordinary Shares

(Par Value US$0.0001 Per Share)

UNDERWRITING AGREEMENT

[•], 2010

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York  10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York  10005

as Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

ChinaCache International Holdings Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), the Principal Shareholders named herein and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing 16 ordinary shares, par value US$0.0001 per share, of the Company (“Ordinary Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 825,147 additional ADSs to cover overallotments, if any.  The aforesaid 5,500,980 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 825,147 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The ADSs purchased by the Underwriters pursuant to this agreement will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and owners and holders from time to time of the ADSs.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Principal Shareholders, the Selling Shareholders and the Underwriters agree that up to 5% of the ADSs set forth opposite the name of Merrill Lynch in Schedule A (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly the National Association of Securities Dealers, Inc.) and all other applicable laws, rules and regulations.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-169288), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  A registration statement on Form F-6 (No. 333-169390) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”).  The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “1934 Act Registration Statement”), on Form 8-A (No. 001-34873) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, the ADS Registration Statement, the 1934 Act Registration Statement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement, the ADS Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement, the ADS Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the ADS Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The 1934 Act Registration Statement has become effective under the 1934 Act and no stop order suspending the effectiveness of the 1934 Act Registration Statement or any post-effective amendment thereto has been issued under the 1934 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the time the 1934 Act Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the 1934 Act Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:00 pm (Eastern time) on [•], 2010 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)                                  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with US GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Controlled Entities (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Controlled Entities, other than those in the ordinary course of business, which are material with respect to the Company and its Controlled Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.  Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Time.

(vi)                              Controlled Entities.  (i) The Company does not own or control, directly or indirectly, any corporation or entity other than ChinaChache North America Inc. (“ChinaCache North America”), a wholly owned subsidiary of the Company incorporated under the laws of the State of California, JNet Holdings Limited (“JNet Holdings”), a wholly owned subsidiary of the Company incorporated under the laws of the British Virgin Islands, ChinaCache Network (Hong Kong) Limited (“ChinaCache Hong Kong”), a wholly owned subsidiary of the Company incorporated under the laws of Hong Kong, ChinaCache Network Technology (Beijing) Limited (“ChinaCache Beijing”), a wholly owned subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), Beijing Blue I.T. Technologies Co., Ltd. (“Beijing Blue I.T.”), a variable interest entity of the Company incorporated under the laws of the PRC, Beijing Jingtian Technology Co., Ltd. (“Beijing Jingtian”), a variable interest entity of the Company incorporated under the laws of the PRC, and Shanghai JNet Telecom Co., Ltd. (“Shanghai JNet”), a variable interest entity of the Company incorporated under the laws of the PRC.  ChinaCache North America, JNet Holdings, ChinaCache Hong Kong, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet shall be referred to hereinafter each as a “Controlled Entity” and collectively as the “Controlled Entities.”  Other than the equity interests in ChinaCache North America, JNet Holdings, ChinaCache Hong Kong and ChinaCache Beijing and the control over Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity; (ii) each Controlled Entity of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified would not, individually or in the aggregate, result in a Material Adverse Effect.  The constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect; (iii) all of the issued and outstanding capital stock of ChinaCache North America, JNet Holdings, ChinaCache Hong Kong and ChinaCache Beijing has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (iv) all of the issued and outstanding capital stock of (x) Beijing Blue I.T. has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Song Wang and Jean Xiaohong Kou, (y) Beijing Jingtian has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Xinxin Zheng and Huiling Ying and (z) Shanghai JNet has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Robert Yong Sha, Huiling Ying, Yin Hao, Yongkai Mei and Xiurong Mei, each as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except such as disclosed therein.  Song Wang, Jean Xiaohong Kou, Xinxin Zheng, Huiling Ying, Robert Yong Sha, Yin Hao, Yongkai Mei and Xiurong Mei are citizens of the PRC, and no application is pending in any other jurisdiction by them or on their behalf for naturalization or citizenship.

(vii)                           Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Ordinary Shares to be sold by the Company, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii)                        Intercompany Agreements.  (a) The description of each of the Loan Agreements, Share Pledge Agreements, Irrevocable Power of Attorneys, Exclusive Business Cooperation Agreements, Exclusive Technical Consultation and Training Agreements, Exclusive Technical Support and Service Agreements, Equipment Leasing Agreements and Exclusive Option Agreements (each as defined in the Registration Statement, the General Disclosure Package and the Prospectus) (collectively, the “Intercompany Agreements”) in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Our Corporate History and Structure” is true and correct in all material respects.  Each Intercompany Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.  The execution, delivery and performance by the Company or its Controlled Entities of each of the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Controlled Entity is bound or to which the Company or any Controlled Entity is subject, nor will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Controlled Entity or any of their properties or assets; nor will such actions result in any violation of any provision of any constitutive documents of the Company or its Controlled Entities; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or its Controlled Entities of, and compliance by the Company or its Controlled Entities with, the provisions of each of the Intercompany Agreements, except such as shall have been obtained or waived.

(b)                                 The execution and delivery by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of, and the performance by ChinaCache Beijing, Beijing Blue I.T., Beijing

Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of their respective obligations under, each of the Intercompany Agreements and the consummation by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of the transactions contemplated therein did not, does not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, as the case may be, are a party or by which the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet are bound or to which any of the properties or assets of the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet are subject; (B) result in any violation of the provisions of constitutive documents or business license of the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet or any of their properties.

(c)                                  Each of the Intercompany Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against either ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian, Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be, in the PRC without further action by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian, Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Intercompany Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Intercompany Agreements.

(d)                                 The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, through, among other things, its rights to direct the shareholders of each of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet as to the exercise of their voting rights.

(ix)                                Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)                                   Authorization of Deposit Agreement.  The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.  Upon due execution and delivery by the Depositary of ADRs evidencing Securities and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)                                Description of Transaction Documents.  The description of each of this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in the Registration Statement, the General Disclosure Package and the Prospectus conforms in all material respects to such Transaction Document.

(xii)                             Operating and Other Company Data.  All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are true and accurate in all material respects.

(xiii)                          Directors and Officers.  To the best knowledge of the Company after due inquiry, none of the Company’s directors, director nominees or executive officers is a party to any legal, governmental or regulatory proceeding that causes such director or officer to be unsuitable for his or her position on the board or in the Company.

(xiv)                         No Finder’s Fee.  Except those contemplated in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.  There are no arrangements, agreements, understandings, payments or issuance with respect to the Company, its Controlled Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(xv)                            Listing.  The Securities have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance.

(xvi)                         Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the Prospectus in all material respects and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xvii)                      Absence of Defaults and Conflicts.  Neither the Company nor any of its Controlled Entities is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Controlled Entity is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Controlled Entity pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Controlled Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Controlled Entity or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Controlled Entity.

(xviii)      Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Controlled Entity exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Controlled Entity’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xix)         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Controlled Entity, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Controlled Entity is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, result in a Material Adverse Effect.

(xx)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)         Possession of Intellectual Property.  The Company and its Controlled Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them; neither the Company nor any of its Controlled Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Controlled Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect; none of the Company and its Controlled Entities is in violation of any Intellectual Property of any third parties, except where such violations would not, individually or in the aggregate, result in a Material Adverse Effect, and there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of such third parties’ Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and none of the Intellectual Property used by the Company or its Controlled Entities in their businesses has been obtained or is being used by the Company or its Controlled Entities in violation of any contractual obligation binding on the Company, or any of its Controlled

Entities, or, to the best knowledge of the Company after due inquiry, is in violation of the rights of any third parties.

(xxii)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated the Transaction Documents, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxiii)       Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiv)       Possession of Licenses and Permits.  The Company and its Controlled Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate domestic or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its Controlled Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Controlled Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)        Title to Property.  The Company and its Controlled Entities have good and marketable title to all real property owned by the Company and its Controlled Entities and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Controlled Entities; and all of the leases and subleases material to the business of the Company and its Controlled Entities, considered as one enterprise, and under which the Company or any of its Controlled Entities holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Controlled Entity has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Controlled Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Controlled Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi)       Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvii)      Environmental Laws.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Controlled Entities is in violation of any domestic or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Controlled Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Controlled Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Controlled Entities relating to Hazardous Materials or any Environmental Laws.

(xxviii)     Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxix)       Accounting Controls and Disclosure Controls.  The Company and each of its Controlled Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The internal controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with NASDAQ Stock Market Rules (the “Exchange Rules”).  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxx)        Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxi)       Absence of Accounting Issues.  A member of the Board has confirmed to the Chief Financial Officer that, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxii)      Payment of Taxes.  The Company and its Controlled Entities have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Controlled Entities, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP.  All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any Controlled Entity (including any predecessor) as described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiii)     Insurance.  The Company and its Controlled Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Controlled Entity will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any Controlled Entity has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)     Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

(xxxv)      Business Practice.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Controlled Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Company, or (as far as the Company is aware) any of their respective directors, officers and Controlled Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any statute or other law or rule, regulation, order or decree having the force of law in the PRC equivalent to the Foreign Corrupt Practices Act of 1977, as amended (and the rules and regulations thereunder).

(xxxvi)     Money Laundering Laws.  The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii)    OFAC.  Neither the Company, its Controlled Entities, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Controlled Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the European Union; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the European Union.

(xxxviii)   PFIC Status.  Based on the Company’s current projected income, assets and activities and projections as to the value of the Company’s assets based on the market value of the ADSs and Ordinary Shares, the Company does not expect to be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(xxxix)      Payments in Foreign Currency.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars or any other currency that may be converted into United State dollars and freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are nonresidents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(xl)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Controlled Entities, on the other, that is required by the 1933 Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described in such documents.

(xli)          No Immunity.  None of the Company, its Controlled Entities, and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(xlii)         No Restrictions on Dividends from Subsidiary.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such subsidiaries’ capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xliii)        No Transfer Taxes.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Ordinary Shares by the Company against the issuance of ADRs evidencing the Securities; (ii) the sale and delivery by the Company of the Securities to or for the respective accounts of the several Underwriters; or (iii) the sale and delivery outside the Cayman Islands by the several Underwriters of the Securities to the initial purchasers thereof in the manner contemplated by this Agreement.

(xliv)       No Reduction from Amounts Payable.  All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents.

(xlv)        No Sale, Issuance or Distribution of Shares.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of its capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlvi)       Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xlvii)      No Undisclosed Indebtedness or Arrangements.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its Controlled Entities and any director or executive officer of the Company or any of its Controlled Entities or any person connected with such director or executive officer (including his/her spouse, minor children, any company or undertaking in which he/she holds a controlling interest) or any other third party; there are no relationships or transactions between the Company or any of its Controlled Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers or any other third party on the other hand, which, although required to be disclosed, are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlviii)     No Undisclosed Benefits.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past directors, officers and employees of the Company or any of its Controlled Entities, or to any other person.  The Company and each Controlled Entity are in material compliance with all applicable laws relating to employee benefits.

(xlix)        Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Prospectus truly, accurately and completely in all respects describes: (i) accounting policies which the Company believes are important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions; and the Board and management of the Company have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm and external counsel with regard to such disclosure.

(l)            Liquidity and Capital Resources.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-balance Sheet Commitments and Arrangements” in the Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations of the Company or its Controlled Entities.

(li)           Action against the Company.  Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(lii)          Choice of Law.  The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, the Prospectus, the ADS Registration Statement or the offering of the Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (i) would be declared enforceable against the Company without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (ii) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus.  The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(liii)         Related Party Transactions.  All the related party transactions required to be disclosed under the Sarbanes-Oxley Act, the 1933 Act, the 1934 Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the Exchange Rules are disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(liv)         Merger or Consolidations.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, neither the Company nor any of its Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(lv)          Termination of Contracts.  Neither the Company nor any of its Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities or, to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(lvi)         Compliance with PRC Regulations.  Each of the Company and its Controlled Entities that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking, steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(lvii)        PRC Mergers and Acquisitions Rules.  The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice.  The issuance and sale of the Securities, the listing and trading of the Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or at each Closing Time, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(lviii)       Affiliation.  There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(lix)          Representation of Officers and/or Directors.  Any certificate signed by any officer or director of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b)           Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally and not jointly in respect of itself only represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and agrees with each Underwriter, as follows:

(i)            Accurate Disclosure.  The information pertaining to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus furnished to the Company in writing by such Selling Shareholder specifically for use therein is true and accurate in all material respects.

(ii)           Due Incorporation.  Such Selling Shareholder, if any entity, has been duly organized, is validly existing, and is in good standing in its jurisdiction of organization.

(iii)          Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iv)          Authorization of Power of Attorney.  The Power of Attorney, in the form heretofore furnished to the Representatives (the “Power of Attorney”), has been duly authorized, executed and delivered by each of the Selling Shareholders and is the valid and binding agreement of such Selling Shareholder.

(v)           Authorization of Custody Agreement.  The Custody Agreement, in the form heretofore furnished to the Representatives (the “Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(vi)          Noncontravention.  The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not conflict with or constitute a breach of, or default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except for such breach or default that would not be reasonably expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(vii)         Securities.  Such Selling Shareholder has and at the Closing Time and as of each Date of Delivery, will have (i) good and valid title to the Ordinary Shares represented by the Securities to be delivered by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims and (ii) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Ordinary Shares to be sold by such Selling Shareholder.

(viii)        Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ix)           Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)            Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xi)                                No Association with FINRA.  Neither such Selling Shareholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as set forth in the FINRA Questionnaire completed by such Selling Shareholder and delivered to the Representative prior to the date of this Agreement.

(xii)                             No Finder’s Fee.  Except for this agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)                          No Other Marketing Documents.  Neither such Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has distributed any material related to the offering and sale of the Securities by the Company and the Selling Shareholders, including any free writing prospectus.

(xiv)                         No Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.

(xv)                            No Pre-emptive Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Shareholder (i) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company to the Underwriters pursuant to this Agreement and (ii) does not own any warrants, options or similar rights to acquire, or has any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company.

(c)                                  Representations and Warranties by the Principal Shareholders.  Each of Consolidated Capital Holdings Ltd. and Harvest Century International Ltd. (the “Principal Shareholders”) jointly and severally represents and warrants to each Underwriter and to the Company as of the date hereof, as of the Closing Time, and on any Date of Delivery and agrees with each Underwriter and the Company, as follows:

(i)                                     Due Incorporation.  Such Principal Shareholder has been duly organized, is validly existing, and is in good standing in its jurisdiction of organization.

(ii)                                  Authorizations.  No governmental authorizations are required for the execution and delivery by such Principal Shareholder of this Agreement; and such Principal Shareholder has full legal right, power and authority (corporate and other) to enter into this Agreement.

(iii)                               Compliance with Registration Requirements.  To the knowledge of such Principal Shareholder, each of the Registration Statement, any Rule 462(b) Registration Statement, the ADS Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(iv)                              Accurate Disclosure.  Such Principal Shareholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and none of the General Disclosure Package, the Prospectus any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)                                 Absence of Defaults and Conflicts.  The compliance by such Principal Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Principal Shareholder is a party or by which such Principal Shareholder is bound, or to which any of the property or assets of such Principal Shareholder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over such Principal Shareholder or the property of such Principal Shareholder.

(vi)                              Absence of Manipulation.  Neither such Principal Shareholder nor, to the best of such Principal Shareholder’s knowledge after due inquiry, any of its affiliates, nor any person acting on its or their behalf has taken, and such Principal Shareholder shall not take and shall use its best efforts to cause any of its affiliates or person acting on its or their behalf not to take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(vii)                           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its Controlled Entities, other than those in the ordinary course of business, which are material with respect to the Company and its Controlled Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)                        Controlled Entities.  (i) The Company does not own or control, directly or indirectly, any corporation or entity other than the Controlled Entities.  Other than the equity interests in ChinaCache North America, JNet Holdings, ChinaCache Hong Kong and ChinaCache Beijing and the control over Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity; (ii) each Controlled Entity of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified would not, individually or in the aggregate, result in a Material Adverse Effect.  The constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect; (iii) all of the issued and outstanding capital stock of ChinaCache North America, JNet Holdings, ChinaCache Hong Kong and ChinaCache Beijing has

been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (iv) all of the issued and outstanding capital stock of (x) Beijing Blue I.T. has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Song Wang and Jean Xiaohong Kou, (y) Beijing Jingtian has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Xinxin Zheng and Huiling Ying and (z) Shanghai JNet has been duly authorized and validly issued and is fully paid and non-assessable, and such capital stock is owned directly by Robert Yong Sha, Huiling Ying, Yin Hao, Yongkai Mei and Xiurong Mei, each as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except such as disclosed therein.  Song Wang, Jean Xiaohong Kou, Xinxin Zheng, Huiling Ying, Robert Yong Sha, Yin Hao, Yongkai Mei and Xiurong Mei are citizens of the PRC, and no application is pending in any other jurisdiction by them or on their behalf for naturalization or citizenship.

(ix)                                Intercompany Agreements.  (a) The description of each of the Intercompany Agreements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Our Corporate History and Structure” is true and correct in all material respects.  Each Intercompany Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.  The execution, delivery and performance by the Company or its Controlled Entities of each of the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Controlled Entity is bound or to which the Company or any Controlled Entity is subject, nor will such actions result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Controlled Entity or any of their properties or assets; nor will such actions result in any violation of any provision of any constitutive documents of the Company or its Controlled Entities; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or its Controlled Entities of, and compliance by the Company or its Controlled Entities with, the provisions of each of the Intercompany Agreements, except such as shall have been obtained or waived.

(b)                                 The execution and delivery by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of, and the performance by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of their respective obligations under, each of the Intercompany Agreements and the consummation by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet of the transactions contemplated therein did not, does not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, as the case may be, are a party or by which the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet are bound or to which any of the properties or assets of the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet and

the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet are subject; (B) result in any violation of the provisions of constitutive documents or business license of the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, the shareholders of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet or any of their properties.

(c)                                  Each of the Intercompany Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against either ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian, Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be, in the PRC without further action by ChinaCache Beijing, Beijing Blue I.T., Beijing Jingtian, Shanghai JNet or the shareholders of Beijing Blue I.T., Beijing Jingtian or Shanghai JNet, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Intercompany Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Intercompany Agreements.

(d)                                 The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet, through, among other things, its rights to direct the shareholders of each of Beijing Blue I.T., Beijing Jingtian and Shanghai JNet as to the exercise of their voting rights.

(x)                                   Representation of Principal Shareholders.  Any certificate signed by the Principal Shareholders and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Principal Shareholders, as to matters covered thereby, to each Underwriter.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 825,147 ADSs, as set forth in Schedule B, at the price per ADS set forth in Schedule C, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of the Initial Securities through the facilities of the DTC shall be made at the offices of Davis Polk & Wardwell LLP, The Hong Kong Club Building, 3A Chater Road, Hong Kong, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for the Option Securities, and delivery of such Option Securities through the facilities of the DTC shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to the Selling Shareholders’ Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Denominations; Registration.  The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates representing the Ordinary Shares underlying the Initial Securities and the Option Securities will be made available for examination and packaging by the Representatives at the office of DTC or its designated custodian not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.                                Covenants of the Company and the Selling Shareholders.  (A) The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments and 1934 Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)                                     Listing of Securities.  The Company will use its best efforts to have the Securities accepted for listing on the Nasdaq Global Market and maintain the listing of the Securities on the Nasdaq Global Market.

(j)                                     Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or (C) any shares of Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 180-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)                                  Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)                                     Compliance with FINRA Rules.  The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(m)                               Issuer Free Writing Prospectuses.  Each of the Company and each Selling Shareholder, severally and not jointly and in respect of itself only, represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and each Selling Shareholder, severally and not jointly and in respect of itself only, represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n)                                 No Stabilization.  Neither the Company, any of the Controlled Entities, nor any director, officer, agent, employee, affiliate or person acting on their behalf will take, directly or indirectly, any action designed, or which will constitute or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o)                                 Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of the Transaction Documents, including but not limited to all such taxes, interest and penalties relating to the creation, issue and sale of the Securities and on the execution and delivery of the Transaction Documents by or on behalf of the Selling Shareholders.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(p)                                 Deposit of Ordinary Shares.  The Company will, prior to the Closing Time, deposit the Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the Closing Time.

(q)                                 License of Trademarks.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Securities.

(r)                                    Judgment and Approval.  The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(s)                                  Compliance with SAFE Rules and Regulations.  The Company will comply in all material respects with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(t)                                    Interim Financial Statements.  The Company will furnish to the Representatives as early as practicable prior to the Closing Time or the relevant Date of Delivery, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Controlled Entities which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 5(q) hereof.

(u)                                 Accounting Controls.  The Company and its Controlled Entities will undertake measures to implement, by the time such systems are required by the 1934 Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)                                 Compliance with Laws.  The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(w)                               OFAC.  The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)                                   Transfer Restrictions.  The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements entered into pursuant to Section 5(s) hereof and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares.  The Company will retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(B)                                Each of the Selling Shareholders, severally and not jointly and in respect of itself only agrees with the Underwriters that:

(a)                                  No Stabilization.  Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities.

(b)                                 W-9/W-8 Form.  Each of the Selling Shareholders will procure delivery to the Representatives on or prior to the Closing Time or the relevant Date of Delivery, as the case may be, a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) of such Selling Shareholder.

(c)                                  Material Event.  Each of the Selling Shareholders will notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the General Disclosure Package and the Prospectus has been completed, and such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made, not misleading.

(d)                                 Transfer Restrictions.  Each of the Selling Shareholders will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the such Selling Shareholders’ Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements entered into pursuant to Section 5(s) hereof and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares.  Each of the Selling Shareholders will retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(e)                                  OFAC.  Such Selling Shareholder will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(f)                                    Further Agreement.  Each Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and will do and perform all things to be done and performed under this Agreement prior to the Closing

Time or the relevant Date of Delivery, as the case may be, and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  [The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (xii) the reasonable fees and disbursements of counsel to the Underwriters in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. For the avoidance of doubt, the Company will not pay (1) any fees, disbursements or expenses of the counsel to the Underwriters except as specifically provided in this section, provided, however, that the aggregate amount paid by the Company for (v) and (x) shall in no event exceed US$[  ], or (2) any travel and lodging expenses incurred by the Underwriters in the process of and in connection with the offering contemplated by this Agreement.]

(b)           Expenses of the Selling Shareholders.  The Company will pay on behalf of the Selling Shareholders all expenses incident to the performance of the Selling Shareholders’ respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the

Principal Shareholders and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Controlled Entity of the Company, on behalf of the Principal Shareholders or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and at Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)           Opinion of United States Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)           Opinion of PRC Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Han Kun Law Offices, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)           Opinion of Cayman Islands Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)           Opinion of Hong Kong Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f)            Opinion of British Virgin Islands Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g)           Opinion of British Virgin Islands Counsel for the Principal Shareholders.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of [•], British Virgin Islands counsel for the Principal Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h)           Opinion of United States Counsel for the Selling Shareholders.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of DLA PIPER UK LLP, United States counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i)            Opinion of Cayman Island Counsel for the Selling Shareholders.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of

(i)                                     Conyers Dill & Pearman, Cayman Islands counsel for certain Selling Shareholders; and

(ii)                                  Campbells, Cayman Islands counsel for certain Selling Shareholders;

each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(j)            Opinion of United States Counsel for the Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Controlled Entities and certificates of public officials.

(k)           Opinion of PRC Counsel for the Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Commerce & Finance Law Offices, PRC counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(l)            Secretary’s Certificate.  The Representatives shall have received a certificate, dated such Closing date, of the secretary of the Company, with respect to such matters as the Representatives may reasonably require.

(m)          Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Controlled Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(n)           Certificate of the Principal Shareholders.  At Closing Time, the Representatives shall have received a certificate of the Principal Shareholders, dated as of Closing Time, to the effect that (i) the representations and warranties of each Principal Shareholder contained in Section 1(c) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Principal Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(o)           Certificates of the Selling Shareholders.  At Closing Time, the Representatives shall have received a certificate from each Selling Shareholder either delivered by such Selling Shareholder or by an Attorney-in-Fact on behalf of such Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(p)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young Hua Ming a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(q)           Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Ernst & Young Hua Ming a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(r)            Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(s)           No Material Adverse Change.  No event or condition of a type described in Section 1(a)(iv) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the General Disclosure Package and the Prospectus and the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities at the Closing Time on the terms and in the manner contemplated by this Agreement.

(t)            Adverse Developments in PRC Mergers and Acquisitions Rules.  There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the PRC Mergers and Acquisitions Rules and Related Clarifications, which, in the sole judgment of the Representatives after consultation with the Company, would make it inadvisable to proceed with the public offering or the delivery of the Securities at the Closing Time on the terms and in the manner contemplated in this Agreement.

(u)           Execution of Deposit Agreement.  The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(v)           Certificate of the Depositary.  The Depositary shall have furnished or caused to be furnished to you at the Closing Time, certificates satisfactory to you evidencing the deposit with it of the Ordinary Shares being so deposited against issuance of ADRs evidencing the Securities to be delivered by the Company at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(w)          Opinion of the Depositary’s Counsel.  The Representatives shall have received an opinion from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(x)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any domestic or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities.

(y)           Additional Documents.  At or prior to the Closing Time, the Representatives shall have been furnished with such documents and opinions as they may require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and any Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

(z)            Exchange Listing.  The Securities shall have been approved to be listed on the Nasdaq Global Market.

(aa)         Form W-9/W-8.  At or prior to the Closing Time, the Representative shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each of the Selling Shareholders.

(bb)         DTC Settlement.  At or prior to the Closing Time, the Securities shall be eligible for clearance and settlement through the facilities of DTC.

(cc)         Filing of Amendments.  No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(dd)         Payment of Commission Fees.  The Company shall have paid the required Commission filing fees relating to the Securities in such amount and within the time frame provided in the 1933 Act and the Rule 456(b)(1) thereunder.

(ee)         No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(ff)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Controlled Entity of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)           Certificate of the Principal Shareholders.  A certificate, dated such Date of Delivery, of the Principal Shareholders confirming that the certificate delivered at Closing Time pursuant to Section 5(o) remains true and correct as of such Date of Delivery.

(iii)          Certificates of the Selling Shareholders.  A certificate, dated such Date of Delivery, from each Selling Shareholder either delivered by such Selling Shareholder or by an Attorney-in-Fact on behalf of such Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(p) remains true and correct as of such Date of Delivery.

(iv)          Certificate of the Depositary.  A certificate, dated such Date of Delivery, of a Vice President of the Depositary confirming that the certificate delivered at Closing Time pursuant to Section 5(w) remains true and correct as of such Date of Delivery.

(v)           Opinions.  Such opinions from the legal advisors referred to in Section 5(b) through Section 5(x) hereof, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery.

(vi)          Bring-down Comfort Letter.  A letter from Ernst & Young Hua Ming, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(gg)         Additional Documents.  At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(hh)         Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing

Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(f) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Underwriters by the Principal Shareholders.  Each of the Principal Shareholders, severally and jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above; provided, however, that each Principal Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any violations of any provisions set forth in Section 1(c).

(c)           Indemnification of Underwriters by the Selling Shareholders.  Each of the Selling Shareholders, severally in proportion to the number of Securities to be sold by such Selling Shareholder hereunder and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above; provided, however, that each Selling Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto); and (ii) the aggregate amount of each Selling Shareholder’s liability pursuant to this Section 6(c) shall not exceed the aggregate amount of total proceeds (after underwriting commissions, but excluding taxes and other expenses payable by the Company on behalf of such Selling Shareholder) received by such Selling Shareholder from the sale of its Ordinary Shares hereunder.

(d)           Indemnification of Company, Directors and Officers, Principal Shareholders and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Principal Shareholder and each person, if any, who controls any Principal Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(e)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(d) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)            Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in (g) belowSection 6(g) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)           Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii)

caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(h)           Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company, the Principal Shareholders and the Selling Shareholders with respect to indemnification.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Principal Shareholders and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Principal Shareholders and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(g) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Principal Shareholders and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Principal Shareholders and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Principal Shareholders and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Shareholders or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Principal Shareholders, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters or the Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commission applicable to the Securities purchased by such Underwriter.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, any Principal Shareholder or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, such Principal Shareholder or such Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding the provisions of this Section 7, in no event shall a Selling Shareholder be required to contribute any amount in excess of the total proceeds (after underwriting commissions, but excluding taxes and other expenses payable by the Company on behalf of such Selling Shareholder) received by such Selling Shareholder from the sale of its Securities pursuant to this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Selling Shareholders’ obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities to be sold by each of them pursuant to this Agreement and not joint.

The provisions of this Section shall not affect any agreement among the Company, the Principal Shareholders and the Selling Shareholders with respect to contribution.

SECTION 8.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Controlled Entities, the Principal Shareholders or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company, any person controlling any Principal Shareholder or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.           Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, the Principal Shareholders and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Controlled Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Cayman Islands, the PRC or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in any of U.S., Cayman Islands, PRC or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to

Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either United States federal, New York or PRC authorities, or (vi) if there have been any major disruption of settlements of securities, payment or clearance services in the United States, the Cayman Islands, the PRC or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company, any Principal Shareholder and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                       Default by one or more of the Selling Shareholders or the Company.  (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, the Principal Shareholders and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the Principal Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)  If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                          Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) and the Selling Shareholders may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Selling Shareholders relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, attention of [•] and Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, attention of [•]; notices to the Company shall be directed to it at 6/F, Block A, Galaxy Plaza, No. 10 Jiuxianqiao Road Middle, Chaoyang District, Beijing, 100015, People’s Republic of China, attention of the Chief Financial Officer; notices to the Principal Shareholders shall be directed to [•], attention of [•]; and notices to the Selling Shareholders shall be directed to the applicable party set forth on Schedule B hereto.

SECTION 14.                          No Advisory or Fiduciary Relationship.  Each of the Company, each Principal Shareholder and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Principal Shareholders and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Principal Shareholder or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, any Principal Shareholder or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any Principal Shareholder or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company, any Principal Shareholder or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, each Principal Shareholder and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company, each of the Principal Shareholders and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.                          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Principal Shareholders and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Principal Shareholders and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.                          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.                          Submission to Jurisdiction.  The Company, each of the Principal Shareholders and each of the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company, the Principal Shareholders and each of the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company, the Principal Shareholders and each of the Selling Shareholders irrevocably appoint Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017 as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company, the Principal Shareholders and each of the Selling Shareholders by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Company, each of the Principal Shareholders and each of the Selling Shareholders in any such suit or proceeding.  The Company, each of the Principal Shareholders and each of the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

SECTION 18.                          Judgment Currency.  The obligation of the Company, each of the Principal Shareholders and each of the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company, each of the Principal Shareholders and each of the Selling Shareholders, severally and not jointly, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, each of the Principal Shareholders and each of the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 19.                          TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.                          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.                          JAFCO.  Any rights of JAFCO Asia Technology Fund II (“JAFCO”) under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (i) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (ii) not given notice to the other parties that such notice which is given under this Section 21 has been revoked.

SECTION 22.                          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Principal Shareholders and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, Principal Shareholders and the Selling Shareholders in accordance with its terms.

Very truly yours,

CHINACACHE INTERNATIONAL HOLDINGS LTD.

By
	Name:	Song Wang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Principal Shareholders

CONSOLIDATED CAPITAL HOLDINGS LTD.

By
Name:
Title:

HARVEST CENTURY INTERNATIONAL LTD.

By
Name:
Title:

Selling Shareholders

CHINA OPERVESTORS INC.

By
Name:
Title:

INTEL CAPITAL (CAYMAN) CORPORATION

By
Name:
Title:

JAFCO ASIA TECHNOLOGY FUND II

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
Deutsche Bank Securities Inc.	[•]
Oppenheimer & Co. Inc.	[•]
Pacific Crest Securities LLC	[•]
Total	5,500,980

1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
ChinaCache International Holdings Ltd.	4,454,100	825,147

Selling Shareholders

Intel Capital (Cayman) Corporation (formerly known as Intel Capital Corporation), a company incorporated in the Cayman Islands Facsimile Number: +852-2240-3775 c/o Intel Semiconductor Ltd. 32/F., Two Pacific Place 88 Queensway, Central Hong Kong With copy by email to: APACportfolio@intel.com Attention: APAC Portfolio Management	403,130	—

JAFCO Asia Technology Fund II Address for Notices: c/o JAFCO Investment (Asia Pacific) Ltd. 6 Battery Road #42-01 Singapore 049909 Attention: The President Fax: +65 6221 3690 With a copy to: JAFCO Investment (Hong Kong) Ltd. Beijing Representative Office Room 817 Beijing Fortune Building No. 5 Dong San Huan Bei Lu Chao Yang District, Beijing 100004, China Attention: Chief Representative Fax: +8610 6590 9729	581,250	—

China OperVestors Inc. Room 303, St. George’s Building 2 Ice House Street, Central Hong Kong Phone: +852 2840-0683 Fax: +852 2801-5618	62,500	—

Total	5,500,980	825,147

1

SCHEDULE C

CHINACACHE INTERNATIONAL HOLDINGS LTD.
5,500,980 American Depositary Shares

Representing

88,015,680 Ordinary Shares
(Par Value US$0.0001 Per Share)

1.             The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be US$[•].

2.             The purchase price per ADS for the Securities to be paid by the several Underwriters shall be US$[•], being an amount equal to the initial public offering price set forth above less US$[•] per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

1

SCHEDULE D

List of persons and entities
subject to lock-up

1.	[Directors and executive officers]
2.	[All pre-IPO shareholders]
3.	[Certain option holders]

[SCHEDULE E]

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

1

Exhibit A

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
OTHER STOCKHOLDERS PURSUANT TO SECTION 5(S)

[•], 2010

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

One Bryant Park
New York, New York 10036

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

as Representative(s) of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:          Proposed Public Offering by ChinaCache International Holdings Ltd.

Dear Sirs:

The undersigned, a stockholder/option holder [and an officer and/or director](1) of ChinaCache International Holdings Ltd., a Cayman Islands corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Principal Shareholders and the Selling Shareholders (each as defined in the Underwriting Agreement) providing for the public offering of up to 5,500,980 American Depositary Shares (the “ADSs”) representing up to 88,015,680 shares of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder/optionholder [and an officer and/or director](1) of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the public offering date set forth on the final prospectus used to sell the ADSs pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s ADSs, any shares of the Company’s Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ADSs, Ordinary Shares or other securities, in cash or otherwise; provided, however, that the foregoing shall not preclude the undersigned from engaging in any transaction in the securities of another company in the same sector or in a similar sector as that of the Company.

(1)                        Delete or revise bracketed language as appropriate.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event (“Lock-Up Extension”), as applicable, unless the Representatives waive, in writing, such Lock-up Extension provided, however that, if NASD Rule 2711 or such later rule adopted by Financial Industry Regulatory Authority, Inc. related to extension of lock-up agreements in connection with the issuance of research reports (collectively, the “SRO Rules”) applies to the Representatives with respect to the public offering and there are any amendments or revisions to the SRO Rules reducing or removing the number of days required for lock-up extensions prior to or at the time of the expiration of the Lock-Up Period, the Lock-Up Extension shall be reduced to a number of days not to exceed the number of days set forth in the then effective SRO Rules or to zero if there is no extension requirement in the then effective SRO Rules at the time of the expiration of the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or stockholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

If, prior to the expiration of the lock-up period, the Representatives consent on behalf of the Underwriters to release any Common Shares, ADSs or other securities exchangeable or convertible into Common Shares held by any directors, officers and holders of 1% or more of any class of securities of the Company from the restrictions of any lock-up arrangement similar to that set forth in this Agreement (any such release being a “Triggering Release” and such party receiving such release a “Triggering Release Party”), then a number of Lock-Up Securities subject to this Agreement shall also be released from the restrictions hereof on a pro rata basis, such number of securities being the total number of securities held by the undersigned on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of securities released pursuant to the Triggering Release and the denominator of which shall be the total number of securities held by the Triggering Release Party on such date. The Representatives shall notify the undersigned in writing of any Triggering Release within three (3) business days thereafter.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (a “Transaction”) during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice (a “Notice”) thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired (a “Written Confirmation”); provided that, if the Company has not provided Written Confirmation to the undersigned within two business days after receipt of a Notice, the undersigned shall be permitted to engage in the Transaction.  As used in this letter, a “business day” shall mean shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the People’s Republic of China are generally authorized or obligated by law or executive order to close.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed offering, and any other action taken by the Company in connection with the proposed offering.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, if (i) the closing of the public offering has not occurred on or prior to the earlier of (x) the 60th day following the execution of the Underwriting Agreement by all parties thereto, or (y) December 31, 2010, or (ii) the Underwriting Agreement has been terminated for any reason, then, this lock-up agreement shall terminate and be of no further force or effect.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name: